                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 HydroFlo, Inc.
                 (Name of small business issuer in our charter)

            North Carolina             333-100099           56-2171767
   (State or other jurisdiction of    (SEC File No.)      (I.R.S. Employer
    incorporation or organization)                       Identification Number)

                     3721 Junction Blvd., Raleigh, NC 27603
               (Address of principal executive offices) (Zip Code)

 (Address of principal place of business or intended principal place of business)

                   Registrant's telephone number: 919-772-9925

                                   Consulting
                           Shares Issued For Services
                            (Full title of the Plan)

                                   Dennis Mast
                     3721 Junction Blvd., Raleigh, NC 27603
                                  919-772-9925

            (Name, address and telephone number of agent for service)

 Approximate date of commencement of proposed sale to the public: Upon the effective date of this Registration Statement.

===============================================================

                 CALCULATION OF REGISTRATION FEE

                                  Proposed       Proposed
  Title of                        maximum        maximum
  securities      Amount          Offering       aggregate    Amount of
  to be           to be           price per      offering     registration
  registered      registered(3)   share(1)(2)    price        fee (1)
-------------------------------------------------------------------------------
Common stock,    162,500 shares    $  0.20     $ 32,500       $  2.99
par value,
$0.01 per share
-------------------------------------------------------------------------------

(1)   The fee with respect to these shares has been calculated pursuant to Rules
      457(h) and 457(c) under the Securities Act of 1933 and based upon the price per share approved by the NASD when our securities became qualified for quotation on OTC Electronic Bulletin Board.

(2)   Estimated solely for the purpose of calculating the registration fee.

(3)   This Registration Statement shall also cover any additional shares of
      Common Stock which become issuable pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

Documents Incorporated by Reference         [X] Yes     No [ ]

                                     PART I

              Information Required in the Section 10(a) Prospectus

                                    PART II

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The following documents, which have been previously filed by the Company with the Securities and Exchange Commission, are incorporated by reference in this
Registration Statement:

1.  The Company's Form SB-2 filed by the Company under the Securities Exchange
    Act of 1934, as amended (the "Exchange Act"), with the Commission on
    September 25, 2002.

2.  The Company's Form 10-QSB for the three month and nine month periods ended
    March 31, 2003 filed by the Company under the Securities Exchange Act of
    1934, as amended (the "Exchange Act"), with the Commission on May 20, 2003.

3.  All documents subsequently filed by the Company pursuant to Sections 13(a),
    13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-
    effective amendment to this Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed
Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

The Registrant's Accountants named in the registration statement has no equity or other interest in the Registrant.

The legality of the shares offered under this registration statement is being passed upon by Williams Law Group, P.A., Tampa FL.  We have agreed to retain the principal of Williams Law Group, M. T. Williams, Esq., individually, to assist us in 1934 Act filings and have agreed to issue to him individually
125,000 shares of our common stock under this registration statement for providing these services.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Articles of Incorporation of the Company provide for the Indemnification of employees and officers in certain cases. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, the company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore not enforceable. Our Articles of
Incorporation provide that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any duty owed to us or our shareholders. In addition, we shall have the power, by our by-laws or in any resolution of our stockholders or directors, to undertake to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance.

North Carolina law provides the following:

Part 5.  Indemnification.
ss.55-8-50.  Policy statement and definitions.
  (a)  It is the public policy of this State to enable corporations organized under this Chapter to attract and maintain responsible, qualified directors, officers, employees and agents, and, to that end, to permit corporations organized under this Chapter to allocate the risk of personal liability of directors, officers, employees and agents through indemnification and insurance as authorized in this Part.
  (b) Definitions in this Part:
       (1)  "Corporation" includes any domestic or foreign corporation absorbed in a merger which, if its separate existence had continued, would have had the obligation or power to indemnify its directors, officers, employees, or agents, so that a person who would have been entitled to receive or request indemnification from such corporation if its separate existence had continued
shall stand in the same position under this Part with respect to the surviving corporation.
       (2)  "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.  A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan.
"Director" includes, unless the context requires otherwise, the estate or personal representative of a director.
       (3)  "Expenses" means expenses of every kind incurred in defending a proceeding, including counsel fees.
       (4)  "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.
       (4a) "Officer", "employee", or "agent" includes, unless the context requires otherwise, the estate or personal representative of a person who acted in that capacity.
       (5)  "Official capacity" means:  (i) when used with respect to a director, the office of director in a corporation; and (ii) when used with respect to an individual other than a director, as contemplated in G.S. 55-8-56, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation.
"Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

       (6)  "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.
       (7)  "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal. (1955, c. 1371, s. 1; 1969, c. 797, s. 2; 1973,
c. 469, s. 6; 1985 (Reg. Sess., 1986), c. 1027, s. 39; 1989, c. 265, s. 1; 1993,
c. 552, s. 12.)  ss.55-8-51.  Authority to indemnify.
  (a)Except as provided in subsection (d), a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:
       (1)  He conducted himself in good faith; and
       (2)  He reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and
(ii) in all other cases, that his conduct was at least not opposed to its best interests; and
       (3)  In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.
  (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(ii).
  (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.
  (d) A corporation may not indemnify a director under this section:
       (1)  In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or
       (2)  In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.
  (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation that is concluded without a final adjudication on the issue of liability is limited to reasonable expenses incurred in connection with the proceeding.
  (f) The authorization, approval or favorable recommendation by the board of directors of a corporation of indemnification, as permitted by this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such indemnification shall be void or voidable on such ground. (1955, c. 1371, s. 1; 1969, c. 797, s. 2; 1973, c. 469, s. 6; 1985
(Reg. Sess., 1986), c. 1027, s. 39; 1989, c. 265, s. 1.)
ss.55-8-52.  Mandatory indemnification.
  Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. (1955, c. 1371, s. 1; 1969, c. 797, ss. 2, 3; 1973, c. 469, s. 6;
1985 (Reg. Sess., 1986), c. 1027, ss. 39, 40; 1989, c. 265, s. 1.)
ss.55-8-53.  Advance for expenses.

  Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.
(1955, c. 1371, s. 1; 1969, c. 797, s. 1; 1973, c. 469, s. 5; 1985 (Reg. Sess.,
1986), c. 1027, ss. 35-38; 1989, c. 265, s. 1.)
ss.55-8-54.  Court-ordered indemnification.
  Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction.  On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:
       (1)  The director is entitled to mandatory indemnification under G.S.
55-8-52, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification;
or
       (2)  The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in G.S. 55-8-51 or was adjudged liable as described in G.S.
55-8-51(d), but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred. (1955, c. 1371, s. 1; 1969, c. 797, ss. 2, 3;
1973, c. 469, s. 6; 1985 (Reg. Sess., 1986), c. 1027, ss. 39, 40; 1989, c. 265,
s. 1.)
ss.55-8-55.  Determination and authorization of indemnification.
  (a)A corporation may not indemnify a director under G.S. 55-8-51 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in G.S. 55-8-51.
  (b) The determination shall be made:
       (1)  By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;
       (2)  If a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;
       (3)  By special legal counsel (i) selected by the board of directors or its committee in the manner prescribed in subdivision (1) or (2); or (ii) if a quorum of the board of directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or
       (4)  By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

  (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (b)
(3) to select counsel. (1955, c. 1371, s. 1; 1969, c. 797, s. 2; 1973, c. 469,
s. 6; 1985 (Reg. Sess., 1986), c. 1027, s. 39; 1989, c. 265, s. 1.)
ss.55-8-56.  Indemnification of officers, employees, and agents.
  Unless a corporation's articles of incorporation provide otherwise:
       (1)  An officer of the corporation is entitled to mandatory indemnification under G.S. 55-8-52, and is entitled to apply for court-ordered indemnification under G.S. 55-8-54, in each case to the same extent as a director;
       (2)  The corporation may indemnify and advance expenses under this Part to an officer, employee, or agent of the corporation to the same extent as to a director; and
       (3)  A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.  (1955, c. 1371, s.
1; 1969, c. 797, s. 2; 1973, c. 469, s. 6; 1985 (Reg. Sess., 1986), c. 1027,
s. 39; 1989, c. 265, s. 1.)
ss.55-8-57.  Additional indemnification and insurance.
  (a)In addition to and separate and apart from the indemnification provided for in G.S. 55-8-51, 55-8-52, 55-8-54, 55-8-55 and 55-8-56, a corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself)
arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan. Any provision in any articles of incorporation, bylaw, contract, or resolution permitted under this section may include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.
  (b) The authorization, adoption, approval, or favorable recommendation by the board of directors of a public corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation or bylaw provision or contract or resolution shall be void or voidable on such grounds. The authorization, adoption, approval, or favorable recommendation by the board of directors of a nonpublic corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, which occurred prior to July 1, 1990, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation, bylaw provision, Part 5. Indemnification.

ss.55-8-50.  Policy statement and definitions.
   (a)  It is the public policy of this State to enable corporations organized under this Chapter to attract and maintain responsible, qualified directors, officers, employees and agents, and, to that end, to permit corporations organized under this Chapter to allocate the risk of personal liability of directors, officers, employees and agents through indemnification and insurance as authorized in this Part.
   (b)  Definitions in this Part:
       (1)  "Corporation" includes any domestic or foreign corporation absorbed in a merger which, if its separate existence had continued, would have had the obligation or power to indemnify its directors, officers, employees, or agents, so that a person who would have been entitled to receive or request indemnification from such corporation if its separate existence had continued
shall stand in the same position under this Part with respect to the surviving corporation.
       (2)  "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.  A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan.
"Director" includes, unless the context requires otherwise, the estate or personal representative of a director.0
       (3)  "Expenses" means expenses of every kind incurred in defending a proceeding, including counsel fees.
       (4)  "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.
       (4a) "Officer", "employee", or "agent" includes, unless the context requires otherwise, the estate or personal representative of a person who acted in that capacity.
       (5)  "Official capacity" means:  (i) when used with respect to a director, the office of director in a corporation; and (ii) when used with respect to an individual other than a director, as contemplated in G.S. 55-8-56, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation.
"Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.
       (6)  "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.
       (7)  "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal. (1955, c. 1371, s. 1; 1969, c. 797, s. 2; 1973,
c. 469, s. 6; 1985 (Reg. Sess., 1986), c. 1027, s. 39; 1989, c. 265, s. 1; 1993,
c. 552, s. 12.) ss.55-8-51.  Authority to indemnify.

  (a)Except as provided in subsection (d), a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:
       (1)  He conducted himself in good faith; and
       (2)  He reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and
(ii) in all other cases, that his conduct was at least not opposed to its best interests; and
       (3)  In the case of any criminal proceeding, he had no reasonable cause
to believe his conduct was unlawful.   (b) A director's conduct with respect to
an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(ii).
  (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.
  (d) A corporation may not indemnify a director under this section:
       (1)  In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or
       (2) In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.
  (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation that is concluded without a final adjudication on the issue of liability is limited to reasonable expenses incurred in connection with the proceeding.
  (f) The authorization, approval or favorable recommendation by the board of directors of a corporation of indemnification, as permitted by this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such indemnification shall be void or voidable on such ground. (1955, c. 1371, s. 1; 1969, c. 797, s. 2; 1973, c. 469, s. 6; 1985
(Reg. Sess., 1986), c. 1027, s. 39; 1989, c.
265, s. 1.)
ss.55-8-52.  Mandatory indemnification.
  Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. (1955, c. 1371, s. 1; 1969, c. 797, ss. 2, 3; 1973, c. 469, s. 6;
1985 (Reg. Sess., 1986), c. 1027, ss. 39, 40; 1989, c. 265, s. 1.)
ss.55-8-53.  Advance for expenses.
  Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.
(1955, c. 1371, s. 1; 1969, c. 797, s. 1; 1973, c. 469, s. 5; 1985 (Reg. Sess.,
1986), c. 1027, ss. 35-38; 1989, c. 265, s. 1.)
ss.55-8-54.  Court-ordered indemnification.
  Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction.  On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:

       (1)  The director is entitled to mandatory indemnification under G.S.
55-8-52, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification;
or
       (2)  The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in G.S. 55-8-51 or was adjudged liable as described in G.S.
55-8-51(d), but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred. (1955, c. 1371, s. 1; 1969, c. 797, ss. 2, 3;
1973, c. 469, s. 6; 1985 (Reg. Sess., 1986), c. 1027, ss. 39, 40; 1989, c. 265,
s. 1.) ss.55-8-55.  Determination and authorization of indemnification.
  (a)A corporation may not indemnify a director under G.S. 55-8-51 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in G.S. 55-8-51.
  (b) The determination shall be made:
       (1)  By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;
       (2)  If a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;
       (3)  By special legal counsel (i) selected by the board of directors or its committee in the manner prescribed in subdivision (1) or (2); or (ii) if a quorum of the board of directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or
       (4)  By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.
  (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (b)
(3) to select counsel. (1955, c. 1371, s. 1; 1969, c. 797, s. 2; 1973, c. 469,
s. 6; 1985 (Reg. Sess., 1986), c. 1027, s. 39; 1989, c. 265, s. 1.) ss.55-8-56.
Indemnification of officers, employees, and agents.
  Unless a corporation's articles of incorporation provide otherwise:
       (1)  An officer of the corporation is entitled to mandatory indemnification under G.S. 55-8-52, and is entitled to apply for court-ordered indemnification under G.S. 55-8-54, in each case to the same extent as a director;

                                       10

       (2)  The corporation may indemnify and advance expenses under this Part to an officer, employee, or agent of the corporation to the same extent as to a director; and
       (3)  A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract. (1955, c. 1371, s. 1;
1969, c. 797, s. 2; 1973, c. 469, s. 6; 1985 (Reg. Sess., 1986), c. 1027, s. 39;
1989, c. 265, s. 1.)
ss.55-8-57.  Additional indemnification and insurance.
  (a)In addition to and separate and apart from the indemnification provided for in G.S. 55-8-51, 55-8-52, 55-8-54, 55-8-55 and 55-8-56, a corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself)
arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation.  A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan.  Any provision in any articles of incorporation, bylaw, contract, or resolution permitted under this section may include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.
  (b) The authorization, adoption, approval, or favorable recommendation by the board of directors of a public corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation or bylaw provision or contract or resolution shall be void or voidable on such grounds.  The authorization, adoption, approval, or favorable recommendation by the board of directors of a nonpublic corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, which occurred prior to July 1, 1990, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation, bylaw provision, contract or resolution shall be void or voidable on such grounds.  Except as permitted in G.S. 55-8-31, no such bylaw, contract, or resolution not adopted, authorized, approved or ratified by shareholders shall be effective as to claims made or liabilities asserted against any director prior to its adoption, authorization, or approval by the board of directors.
  (c) A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under any provision of this Chapter. (1955, c. 1371, s. 1; 1969,
c. 797, s. 1; 1973, c. 469, s. 5; 1985 (Reg. Sess., 1986), c. 1027, ss. 35-38;
1989, c. 265, s. 1; 1989 (Reg. Sess., 1990), c. 1024, s. 12.14.)

                                       11

  ss.55-8-58.  Application of Part.
  (a)If articles of incorporation limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles.
  (b) This Part does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding.
  (c) This Part shall not affect rights or liabilities arising out of acts or omissions occurring before July 1, 1990. (1989, c. 265, s. 1.)

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

        5   Opinion of Williams Law Group, P.A.

     10.1   Agreement for legal services with Michael T. Williams, Esq

     10.2   Agreement for consulting services with Crescent Fund, Inc. -
            direction to issue shares to Jeffery Stone, principal, as primary service provider

     23.1   Consent of Williams Law Group, P.A. (included in Exhibit 5)

     23.2   Consent of Grant Thornton LLP.

ITEM 9.  UNDERTAKINGS.

(a)  The undersigned Company hereby undertakes:

  (1)  To  file,  during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)  That, for the purpose of determining any liability under the
       Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)  To  remove  from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities
Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under Securities Act of
1933 may be permitted to directors, officers, and controlling persons of the
Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses paid or incurred by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                       12

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Raleigh NC on July 15, 2003.

     Hydroflo, Inc.

---------------------------- -------------------------- -------------------------- --------------------------
Title                        Name                       Date                       Signature
---------------------------- -------------------------- -------------------------- -------------------------
Principal Executive Officer  Dennis Mast                7-15-2003                   /s/  Dennis Mast
---------------------------- -------------------------- -------------------------- -------------------------
Principal Accounting         Dennis Mast                7-15-2003                   /s/  Dennis Mast
Officer
---------------------------- -------------------------- -------------------------- -------------------------
Principal Financial Officer  Dennis Mast                7-15-2003                   /s/  Dennis Mast
---------------------------- -------------------------- -------------------------- -------------------------

Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement has been signed by the following persons in the capacities and on the date indicated.

---------------------------- -------------------------- -------------------------- -------------------------
SIGNATURE                    NAME                       TITLE                      DATE
---------------------------- -------------------------- -------------------------- -------------------------
/s/  Dennis Mast             Dennis Mast                Director                   7-15-2003
---------------------------- -------------------------- -------------------------- -------------------------
/s/  Thomas Barbee           Thomas Barbee              Director                   7-15-2003
---------------------------- -------------------------- -------------------------- -------------------------